UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2007

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, the Compensation Committee of the Board of Directors of Power Integrations, Inc. (“Power Integrations” or the “Company”) took the following actions with respect to the Company’s chief executive officer, chief financial officer, and other named executive officers as defined in Rule 402 of SEC Regulation S-K (collectively, the “Officers”):

2007 Stock Option Grants

Approved 2007 evergreen stock option grants to the Officers as follows:

Executive Officer	Title	2007 Evergreen Stock Options (in Shares of Common Stock)
Balu Balakrishnan	Chief Executive Officer	160,000
Bruce Renouard	Vice President, Worldwide Sales	35,000
John Tomlin	Vice President, Operations	35,000
Cliff Walker	Vice President, Corporate Development	35,000

Rafael Torres, the Company’s Chief Financial Officer, joined the Company in July 2006 and was not a participant in the 2007 Evergreen stock option grant program.

The stock option grants will be effective on the third trading day that the Company’s common stock trades on the Nasdaq Global Market in August 2007 (the “Grant Date”). The exercise price per share for the stock options granted to the Officers shall be the fair market value of a share of the Company’s Common Stock on the Grant Date as determined in accordance with the Company’s 1997 Stock Option Plan, as amended. Vesting of each of the stock options granted to the Officers shall commence on April 1, 2007.

Amendments to Benefit Agreements

Approved amendments to the Chief Executive Officer Benefits Agreement and the Executive Officer Benefits Agreements as follows:

Chief Executive Officer Benefits Agreement

The Compensation Committee approved the amendment of the Chief Executive Officer Benefits Agreement, dated April 26, 2002, between the Company and Balu Balakrishnan (the “CEO Agreement”). The amendment includes, among other things, the following changes to the CEO Agreement, which was filed as Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2002:

•

The amended CEO Agreement states that if the chief executive officer is employed full time by a third party (other than for an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended) or engages in “Competition” as defined in the CEO Agreement, then all retirement benefits terminate immediately and permanently.

•

The amended CEO Agreement states that the Company will use commercially reasonable efforts to provide that the chief executive officer will continue to be eligible for coverage under Company medical and dental plans upon retirement.

•

The amended CEO Agreement provides that the period of extended option exercisability and the payment of benefits (including but not limited to severance, medical, dental and retirement) shall be subject to adjustment to help avoid excise tax under Section 409A of the Internal Revenue Code of 1986, as amended. Further, the amended CEO Agreement provides that the extended option exercise period does not apply if substantially all options under the relevant plan terminate in connection with a change of control under current stock option plans or in connection with an event or transaction under a future equity incentive plan.

•

The amended CEO Agreement provides that in the event of a change of control (as defined in the CEO Agreement), the Company undertakes to facilitate the chief executive officer’s receipt of certain benefits by, among other things, providing written notice at least ten days in advance of such transaction.

Executive Officer Benefits Agreement

The Compensation Committee approved the amendment of each of the Executive Officer Benefits Agreements, each dated April 26, 2002, between the Company and each of the following Officers (the “EO Agreements”):

•	Bruce Renouard, Vice President, Worldwide Sales

•	John Tomlin, Vice President, Operations

•	Cliff Walker, Vice President, Corporate Development

The EO Agreements, as amended, include the following material terms:

•	acceleration of vesting of stock options upon a change of control of Power Integrations,

•

severance benefits in the event of termination of employment by Power Integrations without cause on or within 18 months after a change of control or resignation by the Officer for good reason within 18 months after a change of control or change in the chief executive officer,

•	severance benefits in the event of termination of employment by Power Integrations without cause or resignation by the Officer for good reason, and

•	retirement benefits.

A change of control is defined in the EO Agreements as an acquisition by any person of a beneficial ownership of 50% or more of Power Integrations’ voting stock, certain mergers or other business combinations involving Power Integrations, the sale of more than 50% of Power Integrations’ assets, liquidation of Power Integrations, or a change in the majority of the incumbent members of the board of directors (except changes in the board of directors’ composition approved by a majority of the directors).

Accelerated Vesting Upon a Change in Control

Upon a change of control, 25% of the Officer’s then-unvested shares will vest. However, if an acquiring company does not assume the options, 50% of the Officer’s then-unvested shares will vest if the Officer is a “new executive” (an executive with fewer than five years of service to the Company as an executive officer) and 100% of the Officer’s then-unvested shares will vest if the Officer is a “senior executive” (an executive with at least five years of continuous service to the Company as an executive officer).

Severance Benefits Upon Termination of Employment After Change of Control

Each Officer is entitled to severance benefits in the event that he is terminated without “cause” on or within 18 months after (i) a change of control or (ii) the date that the person serving as chief executive officer of the Company as of the effective date of the EO Agreement ceases to serve in such office. Further, each Officer is entitled to severance benefits in the event that he resigns for “good reason” within 18 months after (i) a change of control or (ii) the date that the person serving as chief executive officer of the Company as of the effective date of the EO Agreement ceases to serve in such office. “Cause” includes, among other acts, a material act of theft, dishonesty, fraud, falsification of records, improper disclosure of confidential information, or an intentional act by the Officer causing harm to the reputation of Power Integrations, and “good reason” includes, among other acts, a material decrease in the Officer’s compensation or benefits following a change of control, a demotion or material reduction in responsibility level, or relocation of more than 50 miles from the Officer’s current work place or a material adverse change in working conditions or established working hours which persist for a period of six months.

Such severance benefits include:

•

a lump-sum cash payment equal to six months of the Officer’s highest annual salary from the Company plus 50% of the Officer’s targeted annual incentive bonus (and for a senior executive, up to an additional six months of salary and 50% of bonus until such senior executive secures new employment, paid on a ratable monthly basis),

•	vesting of 50% of then-unvested shares if the Officer is a new executive, or vesting of 100% of then unvested shares, if the Officer is a senior executive,

•	extension of the post-termination stock option exercise period to one year for vested options, and

•

continued medical and dental coverage under the Power Integrations’ health plans at Power Integrations’ expense for up to six months if the Officer is a new executive, or for up to twelve months if the Officer is a senior executive.

In the event of a change of control, the Company undertakes to facilitate the Officer’s receipt of certain benefits by, among other things, providing written notice at least ten days in advance of such transaction.

Termination of Employment Not in Connection with a Change of Control

In addition, each Officer is entitled to severance benefits in the event of termination of employment by Power Integrations without cause or resignation by such Officer for good reason. Such severance benefits include a lump-sum cash payment equal to six months of the Officer’s highest annual salary plus 50% of the Officer’s targeted annual incentive bonus, and continued medical and dental coverage under the Power Integrations’ health plans for six months at Power Integrations’ expense.

Retirement Benefits

Each Officer is entitled to retirement benefits if he has served Power Integrations for 15 years, and has achieved an age of 50, or has served Power Integrations for 10 years and has achieved an age of 55, is not employed elsewhere, full time (other than for an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended), or otherwise engaged in competition with Power Integrations, and does not recruit or employ any present or future employee of Power Integrations. The Officer is entitled to the extension of his post-termination stock option exercise period for vested options for the earlier of the term of the option and five years and medical and dental benefits for his dependents at Power Integrations’ expense until he achieves the age of 65; thereafter, participation in the health plans would be at the Officer’s expense. The Company will use commercially reasonable efforts to provide that the Officer will continue to be eligible for coverage under Company medical and dental plans upon retirement. These retirement benefits will also become available if an Officer was eligible for such benefits and his employment terminates due to death or disability.

Other Terms

The post-termination exercise period for an Officer’s vested stock options granted prior to April 26, 2002 will be extended only if such extension does not require Power Integrations to incur a compensation expense for financial statement purposes.

A New Executive will be first eligible for benefits under an EO Agreement upon completion of one year of continuous service as an executive officer unless the Board of Directors or the Compensation Committee determines otherwise.

If any of the payments and benefits provided under the EO Agreements in connection with a change of control (the “Payments”) would result in a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, the amount of such Payments will be either (i) the full amount of the Payments or (ii) a reduced amount which would result in no portion of the Payments being subject to excise tax (as defined in the EO Agreements), whichever amount provides the greatest amount of benefit to the Officer.

The period of extended option exercisability and the payment of benefits (including but not limited to severance, medical, dental and retirement) shall be subject to adjustment to help avoid excise tax under Section 409A of the Internal Revenue Code of 1986, as amended. Further, the EO Agreements provide that the extended option exercise period does not apply if substantially all options under the relevant plan terminate in connection with a change of control under current stock option plans or in connection with an event or transaction under a future equity incentive plan.

New Executive Officer Benefits Agreements

The Compensation Committee also approved the entry by the Company into an EO Agreement with Rafael Torres, Chief Financial Officer, which contains the same material terms as described above for the Officer’s EO Agreements, but providing that options granted prior to August 8, 2007 will only have extended exercisability if it does not cause the Company to incur a compensation charge.

Item 7.01.	Regulation FD Disclosure.

On August 9, 2007, the Company issued a press release announcing that the Company had filed its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2007 and that the Company expected its shares to begin trading on the Nasdaq Global Select Market on Monday, August 13, 2007. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in this Item 7.01 and in the accompanying exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the accompanying exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Power Integrations, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 9, 2007, announcing filing by Power Integrations, Inc. of Forms 10-Q for first and second quarters of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Rafael Torres
Name:	Rafael Torres
Title:	Chief Financial Officer

Dated: August 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 9, 2007, announcing filing by Power Integrations, Inc. of Forms 10-Q for first and second quarters of 2007.